Exhibit 32.2

Certification Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to the Quarterly Report of Columbia Laboratories, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan B. Lloyd Jones, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones
Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
DATE: March 3, 2014